Exhibit 23.2

Consent of Independent Registered Public Accounting Firm

We consent to the reference to our firm under the caption “Experts” and to the use of our report dated January 28, 2005 with respect to the financial statements of Oragenics, Inc. included in the Registration Statement (Post-Effective Amendment No. 1 to Form SB-2) and related Prospectus of Oragenics, Inc. for the registration of 4,109,689 shares of its common stock.

/s/  Ernst & Young LLP

Certified Public Accountants

Tampa, Florida

December 1, 2006